                                                                    EXHIBIT 99.1

                             SCHOOL SPECIALTY, INC.

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

     FOR THE TWO YEARS ENDED DECEMBER 31, 1994, 1995, THE FOUR MONTHS ENDED
            APRIL 30, 1996 AND THE FISCAL YEAR ENDED APRIL 26, 1997

                                                 BALANCE AT   CHARGED TO   CHARGED TO
                                                  BEGINNING    COSTS AND      OTHER
DESCRIPTION                          DATE         OF PERIOD    EXPENSES     ACCOUNTS    DEDUCTIONS           DATE
-----------------------------  ----------------  -----------  -----------  -----------  -----------  --------------------
Allowance for doubtful         January 1, 1994   $   137,000  $   121,000   $            $ (19,000)(a) December 31, 1994
  accounts...................  January 1, 1995       239,000        2,000     243,000(b)    (30,000)(a) December 31, 1995
                               January 1, 1996       211,000       10,000                  (19,000)(a) April 30, 1996
                               May 1, 1996           202,000       27,000                   (1,000)(a) April 26, 1997
Accumulated amortization of    January 1, 1994     1,540,000      757,000                 (781,000)(c) December 31, 1994
  intangibles................  January 1, 1995     2,297,000    1,098,000                  (59,000)(c) December 31, 1995
                               January 1, 1996     2,614,000      203,000                            April 30, 1996
                               May 1, 1996         2,817,000      566,000                            April 26, 1997

                                 BALANCE
                                AT END OF
DESCRIPTION                      PERIOD
-----------------------------  -----------
Allowance for doubtful         $   239,000
  accounts...................      211,000
                                   202,000
                                   471,000
Accumulated amortization of      2,297,000
  intangibles................    2,614,000
                                 2,817,000
                                 3,324,000
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(a) Represents (write-offs)/recoveries of uncollectible accounts receivable.

(b) Allowance for doubtful accounts acquired in purchase acquisitions.

(c) Represents (write-offs)/recoveries of fully amortized intangible assets.

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